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                                                                  EXHIBIT 14(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information of Morgan Stanley, Fund, Inc. dated April____, 1998 constituting part of this registration statement of Form N-14 of Morgan Stanley Fund, Inc. (the "Registration Statement") of our report dated August 11, 1997, relating to the financial statements and financial highlights of Morgan Stanley Fund, Inc. appearing in the June 30, 1997 Annual Report to Shareholders of Morgan Stanley Fund, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the use in the Statement of Additional Information of Morgan Stanley Fund, Inc., constituting part of the Registration Statement, of our report dated August 11, 1997, relating to the financial statements and financial highlights of Morgan Stanley Fund, Inc., which appears in such Statement of Additional Information.





PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
April 8, 1998